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                          STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT ("Agreement"), dated as of September 29, 2000 by and between TEAM LABS SYSTEMS GROUPS, INC., a Delaware corporation ("SELLER"}, and RIDGEWAY COMMERCIAL VENTURES, LIMITED, a foreign corporation (hereinafter individually and collectively "PURCHASER").

                                  WITNESSETH
     WHEREAS, SELLER desires to sell Four Million (4,000,000)shares of its common stock, par value $.0001 per share (the "Shares") to PURCHASER on the terms and conditions set forth in this Agreement; and

     WHEREAS, PURCHASER desires to buy the Shares on the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows:

                                 ARTICLE 1

                      SALE AND PURCHASE OF THE SHARES

     1.1 Sale of the Share. Upon the execution of this Agreement as provided in
Section 3.1 hereto (the "Closing"), SELLER shall sell to PURCHASER and PURCHASER shall purchase from SELLER, the Shares. Concurrently, SELLER shall issue and deliver a certificate or certificates representing the Shares to PURCHASER.

     1.2 Consideration and Payment for the Shares. In consideration for the sale and issuance of the Shares, PURCHASER shall pay a purchase price in the form of a cancellation of indebtedness equal to Eighteen and One-Eighth Cents ($.18125) per share, for the total purchase price of Seven Hundred Twenty Five Thousand Dollars ($725,000) ("Purchase Price").

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                                  ARTICLE 2

             REPRESENTATIONS AND COVENANTS OF SELLER AND PURCHASER

     2.1 Representations and Warranties. The SELLER hereby represents and warrants that:

     {a) SELLER is a corporation duly incorporated, validly existing and, at the closing, in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease its properties and to carryon business as now being conducted.

     (b) Except for the sale and issuance of 4,000,000 shares of stock pursuant to the Plan and Agreement of reorganization which is concurrently being executed and consummated, prior to said sale and issuance, the authorized capital stock of SELLER shall consisted of 75,000,000 shares of $.0001 par value common stock, of which not to exceed 210,000 (giving effect to a pending one for fifty reverse split of 10,499,032) were issued and outstanding. All said shares are validly issued, fully paid and non-assessable.

     (c) SELLER has, or prior to the closing, will furnish to Shareholder audited financial statements as of August 31, 2000 and the unaudited financial statements prepared by the Company to give effect to the Plan and Agreement of Reorganization. All of said financial statements, (i) are in accordance with SELLER's books and records,
         (ii) present fairly and financial position of SELLER as of such dates, and its results of operations and changes in financial position for the respective periods indicated, (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and (iv) consistent with prior business practice, contain adequate reserves for all known or contingent liabilities, losses and refunds with respect to services or products already rendered or sold.

     (d) Except as it relates to the transactions contemplated by the agreements by and between SELLER, Team Labs Systems Group, Inc. and Team Labs Corporation, from the date of the Financial Statements to the Closing Date, there has been no material change in the properties, assets, liabilities, financial condition, business, operations, affairs or prospects of SELLER from that set forth or reflected in the Financial

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         Statements, other than changes in the ordinary course of business, none of which have been, either in any case or in the aggregate, materially adverse.

     (e) SELLER has the power to enter into this Agreement, and this Agreement, when duly executed and delivered, will constitute the valid and binding obligation of SELLER. This Agreement constitutes the legal, valid and binding obligation of SELLER enforceable in accordance with its terms.

     (f) The execution and delivery by SELLER of this Agreement and the consummation of the transaction herein contemplated, (i) will not conflict with, or result in a breach of the terms of, or constitute any default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of SELLER, or any material agreement or instrument to which SELLER is a party or by which it is bound or is subject; (ii) nor will it give to others any interest or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of SELLER.

     (g) The records of meetings and other corporate actions of SELLER (including any committees of the Board) which are contained in the Minute books of SELLER contain complete and accurate records of the matters reflected in such minutes.

     (h) SELLER is not a party to, and there are not any claims, actions, suits, investigations or proceedings pending or threatened against SELLER or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if determined adversely would have a material effect on the business or financial condition of SELLER or the ability of SELLER to carry on its business. The consummation of the transactions herein contemplated will not conflict with or result in the breach or violation of any judgment, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     (i) SELLER has taken reasonable care to ensure that all disclosures and facts are true and accurate,

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         and that there are no other material facts, the omission of which would make misleading any statement herein. Further, to the best of SELLER's knowledge, no representation, warranty or agreement made by SELLER in this agreement or any of the Schedules or any other Exhibits hereto and no statement made in the Schedules or any such Exhibit, list, certificate or schedule or other instrument or disclosure furnished by them in connection with the transactions herein contemplated contains, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.

     (j) Prior to closing, the SELLER shall have prepared and filed any and all filings and other documents required to qualify the issuance of the Shares in accordance with Rule 504, promulgated under the Securities Act of 1933, as amended, and shall have taken all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of the Shares to the PURCHASER or subsequent holders. The SELLLR represents and warrants that the Shares may be issued as securities without restrictive legend or other restriction on transfer pursuant to Rule 504. The SELLER is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of PURCHASER set forth herein in order to determine the applicability of such exemptions and the suitability of PURCHASER to acquire the Shares.

     2.2 Representations and Warranties. The PURCHASER hereby represents and warrants that:

     (a) The PURCHASER has full right, power and authority to enter into this Agreement and to carry out and consummate the transaction contemplated herein. This Agreement constitutes the legal, valid and binding obligation of PURCHASER.

     (b) The PURCHASER acknowledges that investment in the Shares involves substantial risks and is suitable only for persons of adequate financial means who can bear the economic risk of an investment in the Shares for an indefinite period of time. PURCHASER further represents that it:

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          (1) has no need for his investment in the Shares, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period, and, at the present time, can afford a complete loss of its investment;

          (2) does not have an overall commitment to investments which are not readily marketable that is disproportionate to its net worth, and that his investment in the Shares will not cause such overall commitment to become excessive;

          (3) is acquiring the Shares for its own account for investment purposes only and not with a view toward resale, assignment or distribution thereof, and no other person has a direct or indirect beneficial interest, in whole or in part, in such Shares;

          (4) has such knowledge and experience in financial tax and business matters that its principals are is capable of evaluating the merits and risks of an investment in the Shares;

          (5) has been given the opportunity to ask questions of and to receive answers from persons acting on each of the SELLERS' behalf concerning the terms and conditions of, this transaction and also has been given the opportunity to obtain any additional information which each of the SELLERS' possess or can acquire without unreasonable effort or expense. As a result PURCHASER is cognizant of the financial condition, capitalization, use of proceeds from this financing and the operations end financial condition of SELLER has available full information concerning their affairs and has been able to evaluate the merits and risks of the investment in the Shares; and

          (6) is an "Accredited Investor" as that term is defined in Section 501 (a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act), in that (i) PURCHASER is a natural person whose individual net work or joint net worth with PURCHASER's spouse, exceeds $1,000,000 and either he is able to bear the economic risk of investment in the proposed investments or the proposed

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              investments will not exceed 10% of his net worth or joint net worth with PURCHASER's spouse and/or (ii) PURCHASER is a natural person who had individual income in excess of $200,000 in each of the two most recent years, or joint net worth with such investor's spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year, and either PURCHASER is able to bear the economic risk of investment in the proposed investments or the proposed investments will not exceed 10% of his or her net worth or joint net worth with PURCHASER's spouse.


                                   ARTICLE 3

                     CLOSING AND DELIVERY OF DOCUMENTS

     3.1 Closing. The closing shall take place on October l0, 2000, or at such other time or place as the parties may agree. Subsequent to the signing and at the Closing, the following shall deem to occur as a single integrated transaction:

          (a) SELLER shall deliver or cause its transfer agent to deliver to the PURCHASER the stock certificate required by Section 1.2.

          (b) SELLER shall deliver, or cause to be delivered, to the PURCHASER such instruments, documents and certificates as are required to be delivered by SELLER or its representatives pursuant to the provisions of this Agreement

          (c) The PURCHASER shall deliver the Purchase Price as required in
Section 1.3.

          (d) The PURCHASER shall deliver, or cause to be delivered, to SELLER such instruments, documents and certificates as are required to be delivered by the PURCHASER or its representatives pursuant to the provisions of this Agreement.

                                   ARTICLE 4

                                  TERMINATION

     4.l Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be

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abandoned at any time prior to delivery of the Purchase Price solely by the mutual consent of all of the parties.

                                   ARTICLE 5

                                 MISCELLANEOUS

     5.1 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable" the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     5.2 Waiver. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed and extension of the time for performance of any other obligation or act.

     5.3. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon mailing to the addresses set forth on the signature page. Notice of change of address shall be given by written notice in the manner detailed in this subparagraph 5.3.

     5.4 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the permitted Successors and assigns of the parties hereto.

     5.5 Attorneys' Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorney's fees, accounting fees, and other professional fees resulting therefrom.

     5.6 Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any

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obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

     5.7 Time of the Essence. The parties hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and non-curable (but waivable) default under this Agreement by the party so failing to perform.

     5.8 Heading. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all reference to paragraphs and subparagraphs are to this Agreement. In the event the date on which any party is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding day.

     5.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one instrument.

     5.10 Choice of Law. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in Nevada.

                                         TEAM LABS SYSTEMS GROUP, INC.


                                         By: /SIGNATURE/
                                             ---------------------------
                                         Address:  1900 Avenue of the Stars
                                                   Suite 1635
                                                   Los Angeles, CA 90067


                                         RIDGEWAY COMMERCIAL VENTURES,
                                         LIMITED


                                         By: /SIGNATURE/
                                             ---------------------------
                                         Address:  60 Market Square
                                                   P.O. Box 634
                                                   Belize City, Belize

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